EXHIBIT 23.1

                          [LETTERHEAD OF GVILLI & CO.]

                         CONSENT OF INDEPENDENT AUDITORS


     We hereby consent to the use in this Registration of Securities by a Small-Business Issuer (Form SB-2/A) of our report dated April 1, 2003 relating to the audited financial statements of Enertec Electronics LTD and subsidiary as of December 31, 2002 and for the two years ended December 31, 2002, which appears in such Form SB-2/A. We also consent to the reference to us under the headings "Experts" in such Form SB-2/A.



/s/GVILLI  &  CO

Caesarea,  Israel
February  12,  2004


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